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                                                NEWS/INFORMATION
[LOGO] BENIHANA(R) INC.
                                                Contacts:
                                                Joel A. Schwartz, President
                                                Michael R. Burris,
                                                Senior V.P. - Finance and CFO
FOR IMMEDIATE RELEASE                           (305) 593-0770

                                                Corporate Relations:
                                                Steven Anreder
                                                Anreder & Company
                                                (212) 532-3232

                      BENIHANA INC. ANNOUNCES SCHEDULE FOR
                  COMPLETION OF REVIEW OF 3RD QUARTER FORM 10-Q
                                    ---------
                    NASDAQ NOTIFICATION OF POSSIBLE DELISTING

        Miami, Florida, February 22, 2005 - Benihana Inc. (NASDAQ: BNHNA and
BNHN) today announced that on February 18, 2005, NASDAQ advised Benihana Inc. (the "Company") that, because the Company's Quarterly Report for the quarter ended January 2, 2005 was not reviewed by the Company's independent registered public accounting firm prior to its filing, the Company's securities would be delisted from The NASDAQ Stock Market unless the Company requested a hearing in accordance with applicable NASDAQ Marketplace Rules. The Company is requesting such a hearing.

        NASDAQ has further advised the Company that, effective February 23, 2005, the trading symbols for the Company's securities will have an "E" appended thereto until such time as the Company demonstrates its compliance with all applicable Marketplace Rules. The Company anticipates that the required review, which is in process, will be completed promptly and at which time it will have demonstrated its compliance with all applicable Marketplace Rules.

        As previously announced, the Company's independent registered public accounting firm, Deloitte & Touche LLP ("D&T"), was unable to complete a review of the Company's Quarterly Report prior to its required filing date because of the need for D&T to review recent corrections made by the Company to its method of accounting for certain lease related matters. Similar corrections have recently been made by other companies in the restaurant industry in response to views expressed by representatives of the accounting profession that the methods historically used by certain other companies in the industry to account for certain leases and lease related matters were incorrect and not in accordance with generally accepted accounting principles. The Office of the Chief Accountant of the Securities and Exchange Commission expressed a similar view in a letter to the Chairman of the Center for Public Company Audit Firms of the AICPA issued shortly before the due date for the Company's quarterly report.

ABOUT BENIHANA
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Benihana, now in its 41st year and one of the nation's largest chains of Asian restaurants, currently operates 70 restaurants nationwide, including 55 Benihana teppanyaki restaurants, six Haru sushi restaurants, eight RA Sushi Bar Restaurants and one Doraku restaurant. Under development at present are six restaurants - two Benihana teppanyaki restaurants, one Haru unit

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and three RA Sushi restaurants. In addition, a total of 23 franchised Benihana teppanyaki restaurants are now open or under development in the U.S. and Latin America.

STATEMENTS IN THIS PRESS RELEASE CONCERNING THE COMPANY'S BUSINESS OUTLOOK OR FUTURE ECONOMIC PERFORMANCE, ANTICIPATED PROFITABILITY, REVENUES, EXPENSES OR OTHER FINANCIAL ITEMS, TOGETHER WITH OTHER STATEMENTS THAT ARE NOT HISTORICAL FACTS, ARE "FORWARD-LOOKING STATEMENTS" AS THAT TERM IS DEFINED UNDER FEDERAL SECURITIES LAWS. "FORWARD-LOOKING STATEMENTS" ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN SUCH STATEMENTS. SUCH RISKS, UNCERTAINTIES AND FACTORS INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN CUSTOMERS' TASTES AND PREFERENCES, ACCEPTANCE OF THE COMPANY'S CONCEPTS IN NEW LOCATIONS, OBTAINING QUALIFIED PERSONNEL, INDUSTRY CYCLICALITY, FLUCTUATIONS IN CUSTOMER DEMAND, THE SEASONAL NATURE OF THE BUSINESS, FLUCTUATIONS OF COMMODITIES COSTS, THE ABILITY TO COMPLETE CONSTRUCTION OF NEW UNITS IN A TIMELY MANNER, OBTAINING GOVERNMENTAL PERMITS ON A REASONABLY TIMELY BASIS, AND GENERAL ECONOMIC CONDITIONS, AS WELL AS OTHER RISKS DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY DISCLAIMS ANY OBLIGATIONS TO UPDATE ANY FORWARD-LOOKING STATEMENT AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE DATE OF THIS PRESS RELEASE, INCLUDING THE LITIGATION COMMENCED BY BENIHANA OF TOKYO, INC.

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